1st FRANKLIN FINANCIAL CORPORATION

                                INDEX TO EXHIBITS


Exhibit No.                                                          Page No.
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   19        Quarterly Report to Investors for the
             Nine Months Ended September 30, 1999 ................       4

   27        Financial Data Schedule .............................      13